UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 16, 2025
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2025, Steven L. Fritze notified Otter Tail Corporation (the “Company”) of his intention to retire from the Company’s Board of Directors effective at the time of the 2026 Annual Meeting of Shareholders, having reached retirement age in accordance with the Corporation’s director retirement policy.
On December 17, 2025, the Company’s Board of Directors appointed Mr. Christopher B. Clark and Mr. Steve P. Rasche to serve as members of the Board of Directors, effective January 1, 2026.
Mr. Clark has more than 30 years of experience in the utility industry. He retired in 2023 as President of Northern States Power Company, Xcel Energy Inc.’s electric and gas utility company serving the states of Minnesota, North Dakota and South Dakota. Mr. Clark has been appointed to the Audit Committee and the Corporate Governance Committee effective January 1, 2026. Mr. Clark will be part of the class of directors that stands for election to the Board of Directors at the Corporation’s 2027 Annual Shareholder Meeting.
Mr. Rasche has 40 years of leadership experience across the utility, manufacturing and healthcare sectors. He retired in 2025 as Chief Financial Officer of Spire Inc., a regional public utility holding company based in St. Louis, Missouri. Mr. Rasche has been appointed to the Audit Committee and the Compensation and Human Capital Management Committee effective January 1, 2026. Mr. Rasche will be part of the class of directors that stands for election to the Board of Directors at the Corporation’s 2028 Annual Shareholder Meeting.
There are no arrangements or understandings between Mr. Clark or Mr. Rasche and any other persons pursuant to which they were selected as a Director. Neither Mr. Clark nor Mr. Rasche has a direct or indirect material interest in any currently proposed transaction to which the Corporation was, or is to be, a participant, nor has either Mr. Clark or Mr. Rasche had a direct or indirect material interest in any transactions since the beginning of the Company’s last fiscal year.
Mr. Clark and Mr. Rasche will be compensated for their service on the Board of Directors consistent with our other non-employee Directors. They each will receive an annual retainer in the amount of $80,000, an additional $10,500 for each standing committee on which they serve, an annual grant of restricted stock with an approximate value of $130,000, and an additional grant of restricted stock with an approximate value of $32,500 for the partial year of service as a Board and Committee member prior to the Company’s 2026 Annual Shareholder Meeting. Each grant of restricted stock will vest over a period of three years at the rate of one-third per year.
Item 7.01 Regulation FD Disclosure.
On December 18, 2025, the Company issued a press release announcing the upcoming retirement and appointments to its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified in such filing as being incorporated by reference in such filing.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated December 18, 2025
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: December 18, 2025	By:	/s/ Jennifer O. Smestad
Jennifer O. Smestad
Senior Vice President, General Counsel and Corporate Secretary